Exhibit 99.1

/ CORRECTION - SmartHeat Inc. Reports Record 2nd Quarter Financial Results, Reaffirms 2008 Sales and Earnings Guidance

NEW YORK, NY--(Marketwire - August 14, 2008) - In the news release, "SmartHeat Inc. Reports Record 2nd Quarter Financial Results, Reaffirms 2008 Sales and Earnings Guidance," issued earlier today by SmartHeat Inc. (OTCBB: SMHT), we are advised by the company that the EPS for the second quarter 2008 should have been $0.03 rather than $0.04 as was reported in the first bulleted point in the release. This change should also be made in "CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME" table for the Basic and diluted earnings per share line item for the three months ended June 30, 2008. The corrected table is below.

The weighted average number of shares outstanding for the six months ended June 30, 2007 and the three months ended June 30, 2008 were inadvertently reversed in the Company's Consolidated Statements of Income and Other Comprehensive Income ("P&L"), resulting in a miscalculation of the EPS by dividing net income of $732,412 for the quarter by weighted average shares outstanding of 18,500,000 instead of 21,926,838. Accordingly, based on the revised P&L weighted average shares outstanding number, Q2 2008 EPS has been revised to $0.03 as compared to $0.00 per share in the year-ago period.

SmartHeat Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
(Unaudited)

	FOR THE SIX MONTHS ENDED JUNE 30,		FOR THE THREE MONTHS ENDED JUNE 30,
	2008	2007	2008	2007

Net sales	$8,637,283	$2,457,967	$5,558,232	$1,159,098

Cost of goods sold	6,228,156	1,598,789	4,115,200	756,368

Gross profit	2,409,127	859,178	1,443,032	402,730

Operating expenses
Selling expenses	608,028	484,893	410,607	267,682
General and administrative expenses	446,470	298,842	162,325	141,397

Total operating expenses	1,054,498	783,735	572,932	409,079

Income (loss) from operations	1,354,629	75,443	870,100	(6,349)

Non-operating income (expenses)
Interest income	260,683	164,421	113,545	95,396
Interest expense	(163,040)	(87,966)	(96,412)	(57,854)
Other income	8,290	12,000	6,116	10,923
Subsidy income	9,141	51,830	134	272

Total non-operating income	115,074	140,285	23,383	48,737

Income before income tax	1,469,703	215,728	893,483	42,388

Income tax expense	266,028	52,486	161,071	39,178

Income after income tax	1,203,675	163,242	732,412	3,210

Less: minority interest	-	(1,846)	-	(9)

Net income	1,203,675	165,088	732,412	3,219

Other comprehensive item
Foreign currency translation	410,896	77,254	168,802	39,842

Comprehensive Income	$1,614,571	$242,342	$901,214	$43,061

Basic and diluted weighted average shares outstanding	20,213,419	18,500,000	21,926,838	18,500,000

Basic and diluted earnings per share	$0.06	$0.01	$0.03	$0.00

About SmartHeat Inc.

SmartHeat Inc. is a US company with its primary operations in China. SmartHeat is a market leader in China's "green" technology heat energy saving industry. SmartHeat manufactures plate heat exchangers and compact plate heat exchanger units -- the technology that helps to capture and recycle waste heat thus reduces fossil fuel related costs and pollution. SmartHeat's products and technology have broad residential and industrial applications. China's heat transfer market is currently estimated at approximately $2.4 billion with double digit annual growth according to China Heating Association. Additional information about SmartHeat is available at its corporate website: www.smartheatinc.com

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company's expectations. SmartHeat's actual results may differ from its projections. Further, preliminary results are subject to normal year-end adjustments. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect SmartHeat's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in SmartHeat's filings with the Securities and Exchange Commission.

Contact Information:
U.S. Contact:
Mr. Arnold Staloff
Independent Board Member
Tel: 212-631-3510

Corporate Contact:
James Wang, CEO
SmartHeat Inc.
Tel: 011-86-13701368262
Email: Email Contact
www.smartheatinc.com